Exhibit 99.1

News Release
For Immediate Release

Contact:
William Kent, Director, Investor Relations
1-87-STORMCAT

Storm Cat Energy Corporation Promotes
Keith Knapstad to Chief Operating Officer

Calgary and Denver - December 20, 2006 - Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) announced today that Keith Knapstad has been appointed to the newly created position of Executive Vice President - Chief Operating Officer. Mr. Knapstad has been with the company since April 2005.

In his new position, Mr. Knapstad responsibilities include oversight of Storm Cat’s United States and Canadian operations, including all aspects of development, drilling completions and workovers.

“Keith has been an integral part in building and operating our growing portfolio of Coal Bed Natural Gas and Shale assets,” said J. Scott Zimmerman, Chief Executive Officer and President of Storm Cat. “His in depth knowledge of the geographies we operate in, as well his knowledge and proven success in unconventional resource recovery make him ideally suited for this new role.”

Knapstad’s Background

Prior to joining Storm Cat Energy Corporation, Mr. Knapstad most recently served as Manager of the Powder River Basin Assets for J. M. Huber Corporation; a privately held corporation with extensive unconventional resource holdings. Prior to Huber, he worked for Marathon Oil Company/Pennaco Energy in the Rocky Mountain region managing a multi-disciplined team responsible for engineering and development of various Rocky Mountain producing areas.

Mr. Knapstad received a BS in Petroleum Engineering from Montana Tech in 1984.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, exploitation and development acreage in Canada and Alaska. The Company's shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Exhibit 99.1

Forward-looking Statements
This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995 relating to matters such as the Company’s drilling and other exploration plans and projected well economics. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ”projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made; including production and reserve estimates, and potential benefits to Storm Cat of such acquisitions, and they involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to receipt of necessary approval from regulatory bodies, the failure to achieve the anticipated benefits of the acquisition, the failure to close the acquisition, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 20-F for the fiscal year ended December 31, 2005.

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